NO. W- WARRANTS

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE
                          MAGNUM HUNTER RESOURCES, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

           VOID (UNLESS EXTENDED) AFTER 5:00 P.M., NEW YORK CITY TIME,
                                 ON JULY 1, 2002


     THIS CERTIFIES THAT, for value received, or registered assigns (the "Registered Holder"), is the owner of the number of Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.002 per share (the "Common Stock"), of Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), at any time prior to at 5:00 p.m., New York City time, on July 1, 2002 (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of Securities Transfer Corporation as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.50 per Warrant, subject to adjustment (the "Warrant Price"), and any and all applicable taxes due in connection with the exercise of the Warrant, in lawful money of the United States of America in cash or by official bank, certified check or personal check made payable to the Warrant Agent for the account of the Company; provided, however, if payment is made by personal check, sufficient time must be allowed fro the check to clear prior to the Expiration Date.

     THIS WARRANT CERTIFICATE AND EACH WARRANT REPRESENTED HEREBY ARE ISSUED PURSUANT TO AND ARE SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT (THE "WARRANT AGREEMENT"), DATED AS OF MAY __, 1999, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. REFERENCE IS HEREBY MADE TO THE WARRANT AGREEMENT FOR A MORE COMPLETE STATEMENT OF THE RIGHTS AND LIMITATIONS OF RIGHTS OF THE REGISTERED HOLDERS HEREOF, THE RIGHTS AND DUTIES OF THE WARRANT AGENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY THEREUNDER. COPIES OF THE WARRANT AGREEMENT ARE ON FILE AT THE OFFICE OF THE WARRANT AGENT.

     In the event of certain contingencies provided for in the Warrant Agreement, the Warrant Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. The Company also has the right voluntarily to lower the Warrant Price, as set forth in the Warrant Agreement.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent in Dallas, Texas, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Warrant Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

     No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act of 1933, as amended (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrant Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent, and the determination of the Company shall be final and binding on the Warrant Agent and each Registered Holder. No Warrant represented hereby shall be exercised or sold by a Registered Holder in any state or other jurisdiction where such exercise would be unlawful.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, in whole or in part, at a redemption price of $.01 per Warrant, at any time, and notice of redemption (the "Notice of Redemption") shall be given not less than 30 days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Warrant Certificate.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws principles.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized, and a facsimile of its corporate seal to be imprinted hereon.

Dated: _______________________, 1999

                                     MAGNUM HUNTER RESOURCES, INC.

                                     By:
                                     Gary C. Evans, President
                                     and Chief Executive Officer

                                     ATTEST:

                                     By:
                                     Morgan F. Johnston, Secretary

  COUNTERSIGNED:

SECURITIES TRANSFER CORPORATION

 as Warrant Agent

  By:
         Authorized Officer

                          MAGNUM HUNTER RESOURCES, INC.


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM  - as tenants in common                  UNIF GIFT MIN ACT.Custodian
 TEN ENT  - as tenants by the entireties               (Cust)   (Minor)
 JT TEN   - as joint tenants with right of     Under Uniform Gifts to Minors Act
            survivorship and not as tenants in
            common                                 ___________________________
                                                             (State)

     Additional abbreviations may also be used though not in the above list.



                            ELECTION TO PURCHASE FORM
               (To be Executed by the Holder In Order to Exercise
             Warrants Represented by the Within Warrant Certificate)

To:  MAGNUM HUNTER RESOURCES, INC.

     The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants, represented by the within Warrant Certificate, and to purchase the securities issuable upon exercise of such Warrants, and requests that certificates for such securities be issued in the name of:


            (Please Print or Type, Name, Address and Social Security
                      or Federal Tax Identification Number)




     and, if such number of Warrants shall not be all the Warrants represented by the within Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below. The understands and agrees that the Company may require Registered Holders to establish their exemptions from backup withholding or to arrange for payment of backup withholding.

Dated:                     ,

Name of holder of this Warrant Certificate:
                                                  (Please Print or Type)

Address:



Signature:


NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereto must be guaranteed.

Signature Guaranteed:


                                   ASSIGNMENT
              (To Be Executed by the Registered Holder In Order to
          Assign Warrants Evidenced by the Within Warrant Certificate)


     For value received, the undersigned hereby sells, assigns and transfers unto


                  (Name and Address of Assignee)(Print or Type)


                 (Social Security or Federal Tax Identification
                               Number of Assignee)

     the within Warrants, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrants on the books of the within-named Company, with full power of substitution in the premises.

Dated:                   , _____

Signature of Registered Holder:


     NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.


Signature Guaranteed:


     SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, CHICAGO STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.